NEWS RELEASE

FOR IMMEDIATE RELEASE
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CONTACT: Mason N. Carter, Chairman & CEO
         973-575-1300, ext. 1202
         mnc@merrimacind.com
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                 MERRIMAC COMPLETES CREDIT FACILITY REFINANCING

WEST CALDWELL, N.J. OCTOBER 18, 2006: Merrimac Industries, Inc. (AMEX: MRM),
today announced the refinancing of its existing revolving credit, term loan, mortgage and letter of credit facility with a new North Fork Bank (NYSE: NFB)
facility. The refunding, which replaces a similar facility with another lender, represents a two-year revolving credit and letter of credit facility, five-year term loan and ten-year mortgage, aggregating $10,000,000. The new facility is fully secured by substantially all of the Company's assets.

ABOUT MERRIMAC
Merrimac Industries, Inc. is a leader in the design and manufacture of RF
Microwave signal processing components, subsystem assemblies, and Multi-Mix(R)
micro-multifunction modules (MMFM(R)), for the worldwide Defense, Satellite
Communications (Satcom), Commercial Wireless and Homeland Security market segments. Merrimac is focused on providing Total Integrated Packaging
Solutions(R) with Multi-Mix(R) Microtechnology, a leading edge competency providing value to our customers through miniaturization and integration.
Multi-Mix(R) MMFM(R) provides a patented and novel packaging technology that employs a platform modular architecture strategy that incorporates embedded semiconductor devices, MMICs, etched resistors, passive circuit elements and plated-through via holes to form a three-dimensional integrated module applicable to High Power, High Frequency and High Performance mission-critical applications. Merrimac Industries facilities are registered under ISO 9001:2000, an internationally developed set of quality criteria for manufacturing operations.

Merrimac Industries, Inc. has facilities located in West Caldwell, NJ, San Jose,
Costa Rica and Ottawa, Ontario, Canada, and has approximately 230 co-workers dedicated to the design and manufacture of signal processing components, gold plating of high-frequency microstrip, bonded stripline and thick metal-backed
Teflon (PTFE) micro-circuitry and subsystems providing Total Integrated
Packaging Solutions(R) for wireless applications. Merrimac (MRM) is listed on the American Stock Exchange. Multi-Mix(R), Multi-Mix PICO(R), MMFM(R) and Total
Integrated Packaging Solutions(R) are trademarks of Merrimac Industries, Inc.
For more information about Merrimac Industries, Inc. and its Canadian subsidiary
Filtran Microcircuits Inc., please visit http://www.merrimacind.com and
http://www.filtranmicro.com.